Nationwide Variable Insurance Trust
Sub-Item 77Q1:  Exhibits
12-31-16
Annual Report

a.
N/A

b.
N/A

c.
N/A

d.
N/A

e.
N/A

f.
N/A

g.
Copies of any merger or consolidation agreement, and other
  documents relevant to the information.

 1.
Plan of Reorganization of the Registrant, on behalf of
 its series' the NVIT Developing Markets Fund and the NVIT
 Emerging Markets Fund, previously filed as Exhibit
 EX-16.4.a. with the Trust's registration statement on Form
 N-14 on September 1, 2016, is hereby incorporated by
 reference.

4